Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS FIRST QUARTER FINANCIAL RESULTS

•	First quarter sales of $39.0 million declined 3% sequentially, down 4% from Q1 2016

•	Gross margin increased to 27% from 25% in Q4 2016 and 26% in Q1 2016

•	Operating loss was $2.3 million; net loss was $3.0 million, or $0.21 per diluted share

•	Adjusted EBITDA* was $930,000

•	Net debt (lines of credit less cash and cash equivalents) was $16.9 million at March 31, 2017

•	DynaEnergetics oilfield products business reports 28% sequential sales growth

BOULDER, Colo. - April 27, 2017 - DMC Global Inc. (formerly Dynamic Materials Corporation) (Nasdaq: BOOM) today reported financial results for its first quarter ended March 31, 2017.

Sales were $39.0 million a sequential decline of 3% versus the 2016 fourth quarter, and , a 4% decline from the first quarter of 2016. Management had forecasted a sales decline of 5% to 10% versus the 2016 first quarter. The better-than-expected results reflect a strong increase in demand for well-perforating products at DynaEnergetics, DMC’s oilfield products business.

First quarter gross margin was 27%, up from 25% in last year's fourth quarter and 26% in the 2016 first quarter. Gross margin was forecasted in a range of 24% to 26%. The increase primarily relates to higher average selling prices and a favorable product mix at DynaEnergetics.

First quarter operating loss was $2.3 million versus an operating loss of $85,000 in the year-ago first quarter.

The increase was primarily due to $1.8 million in higher general and administrative expense, which principally relates to legal expenses associated with a successful patent infringement defense at DynaEnergetics.
First quarter net loss was $3.0 million, or $0.21 per diluted share, versus a net loss of $0.4 million, or $0.03 per diluted share, in the year-ago first quarter.

Adjusted EBITDA* was $930,000 versus $1.5 million in the 2016 fourth quarter and $3.0 million in last year’s first quarter.

Net debt (lines of credit less cash and cash equivalents) at March 31, 2017, was $16.9 million, up from $9.3 million at December 31, 2016. The increase is principally related to tendering $3.0 million in duties to U.S. Customs pending the resolution of DynaEnergetics’ anti-dumping and countervailing duties case, legal expenses associated with the patent infringement litigation and increased working capital requirements.

DynaEnergetics
Sales at DynaEnergetics were $22.0 million, up 28% sequentially and an increase of 42% from last year’s first quarter. Operating income was $40,000 versus $920,000 in the comparable year-ago quarter. Adjusted EBITDA was $1.7 million versus $2.5 million in the comparable 2016 quarter.

NobelClad
NobelClad, DMC's explosion welding business, reported first quarter sales of $16.9 million, down 26% versus the fourth quarter and a decline of 32% versus last year’s first quarter. The decline relates to continued weak capital spending in NobelClad’s end markets and the impact of shipping multiple orders in last year’s fourth quarter that were originally scheduled for delivery early this year. Operating income was $395,000 versus $1.5 million in the 2016 first quarter. Adjusted EBITDA was $1.4 million versus $2.4 million in the comparable 2016 quarter. NobelClad ended the quarter with an order backlog of $29.6 million versus $31.6 million at the end of last year's fourth quarter.

Management Commentary
“Drilling and well completion activity in North America’s on-shore oil and gas sector accelerated during the first quarter, and led to further improvements in the performance of our DynaEnergetics business,” said Kevin Longe, president and CEO. “Unit sales of the intrinsically safe DynaSelect detonator increased 24% sequentially, and were at record levels for a third consecutive quarter. DynaEnergetics’ premium FracTune™, HaloFrac™ and DPEX™ lines of formation-optimized shaped charges also saw continued sales growth.”

“Customer response to the factory-assembled, performance-assured DynaStage perforating system has been very encouraging,” Longe added. “There currently are a dozen tier-one and tier-two service companies operating across the U.S. and Canada that have either deployed the system or are going through our onboarding process. Several additional companies have requested the system and are in line to begin the start-up program, which involves installation of DynaEnergetics’ Multitronic control panels in the customers’ wireline trucks and training of their well-completion teams.

“The operational efficiencies, cost benefits and inherent safety of the DynaStage system have captured the attention of the well completions sector, and interest has accelerated rapidly during the past month. In response to anticipated demand, we are expanding our manufacturing infrastructure at our facility in Blum, Texas.

“After two years of severe pricing pressure in the oilfield services industry, DynaEnergetics’ margin recovery initiatives are taking hold. A focus on selling differentiated, high-value products combined with price increases drove sequential quarterly incremental gross margins to above 50% during the first quarter.”

Longe noted that first quarter booking activity at NobelClad reflects continued soft capital spending on industrial infrastructure, particularly in the downstream energy market. “We nevertheless remain optimistic a recovery in industrial infrastructure investments will begin to take hold during the second half of 2017. NobelClad is pursuing several large prospective petrochemical orders, as well as new project opportunities in the transportation sector, where the business’ structural transition joints could be incorporated.

“NobelClad recently received a key industry certification from DNV GL, a recognized international certification body, which will strengthen the business’ position in the industrial clad pipe market. This qualification validates the technical benefits of NobelClad’s explosion welded plates for use in critical applications within the upstream energy industry. We believe it also represents a foundational step in enhancing NobelClad’s long-range prospects in the global pipe market.”

Longe added, “DMC makes substantial investments in the development, commercialization and protection of its intellectual-property portfolio. During the first quarter, a jury ruled in favor of DynaEnergetics and its co-defendants in an alleged indirect patent infringement case. This was a significant victory for DynaEnergetics and our legal team.

“The employees at both DynaEnergetics and NobelClad have done an outstanding job building strong competitive advantages and positioning their respective businesses for long-term success. I remain very optimistic about DMC’s prospects for profitable growth and improved shareholder value going forward.”

Guidance
Michael Kuta, CFO, said second quarter sales are expected to increase 5% to 10% versus the $41.3 million reported in the 2016 second quarter. Gross margin is expected in a range of 27% to 29% versus the 24% reported in last year’s second quarter. Selling, general and administrative expense is expected to total approximately $10.5 million, up from $8.9 million in last year’s second quarter, but down sequentially from $11.7 million in the first quarter. The expected year-over-year increase in SG&A relates primarily to higher legal fees associated with ongoing patent litigation. Legal expense is expected to decline significantly beginning in the third quarter. Second quarter amortization expense is anticipated to be approximately $1.0 million. Kuta said management is maintaining its prior full-year 2017 financial forecast.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at: http://www.investorcalendar.com/IC/CEPage.asp?ID=175856, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through May 4, 201, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #10339.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA is a non-GAAP (generally accepted accounting principles) financial measure used by management to measure operating performance. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC's ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: industrial infrastructure and oilfield products and services. The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. For more information, visit the Company’s website at: http://www.dmcglobal.com.

###

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including second quarter and full-year 2017 guidance on sales and gross margin, guidance on SG&A, legal and amortization expenses, expectations about DynaStage’s future market position, an anticipated recovery in industrial infrastructure investments during the second half of 2017, the strengthening of NobelClad’s position in the industrial clad pipe market and prospects for profitable growth and improved shareholder value going forward. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; product pricing and margins, fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; the outcome of ongoing litigation and regulatory matters; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2016.  We do not undertake any obligation to release publicly revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016	Sequential	Year-on-year
NET SALES	$38,962	$40,173	$40,532	-3%	-4%
COST OF PRODUCTS SOLD	28,596	30,243	30,147	-5%	-5%
Gross profit	10,366	9,930	10,385	4%	—%
COSTS AND EXPENSES:
General and administrative expenses	7,206	6,593	5,448	9%	32%
Selling and distribution expenses	4,482	4,274	4,023	5%	11%
Amortization of purchased intangible assets	984	988	999	—%	-2%
Total costs and expenses	12,672	11,855	10,470	7%	21%
OPERATING LOSS	(2,306)	(1,925)	(85)	-20%	-2,613%
OTHER INCOME (EXPENSE):
Other income (expense), net	421	455	32	-7%	1,216%
Interest expense, net	(505)	(243)	(163)	-108%	-210%
LOSS BEFORE INCOME TAXES	(2,390)	(1,713)	(216)	-40%	-1,006%
INCOME TAX PROVISION	630	476	197	32%	220%
NET LOSS	(3,020)	(2,189)	(413)	-38%	-631%
LOSS PER SHARE
Basic	$(0.21)	$(0.15)	$(0.03)	-40%	-600%
Diluted	$(0.21)	$(0.15)	$(0.03)	-40%	-600%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,270,365	14,209,204	14,129,831	—%	1%
Diluted	14,270,365	14,209,204	14,129,831	—%	1%
DIVIDENDS DECLARED PER COMMON SHARE	$0.02	$0.02	$0.02

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016	Sequential	Year-on-year
Net sales	$22,028	$17,262	$15,480	28%	42%
Gross profit	7,162	4,624	6,466	55%	11%
Gross profit percentage	32.5%	26.8%	41.8%
COSTS AND EXPENSES:
General and administrative expenses	3,561	3,455	2,062	3%	73%
Selling and distribution expenses	2,668	2,696	2,579	-1%	3%
Amortization of purchased intangible assets	893	896	905	—%	-1%
Operating income (loss)	40	(2,423)	920	102%	-96%
Adjusted EBITDA	$1,716	$(702)	$2,501	344%	-31%

NobelClad

	Three months ended			Change
	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016	Sequential	Year-on-year
Net sales	$16,934	$22,911	$25,052	-26%	-32%
Gross profit	3,263	5,375	3,967	-39%	-18%
Gross profit percentage	19.3%	23.5%	15.8%
COSTS AND EXPENSES:
General and administrative expenses	1,038	1,269	985	-18%	5%
Selling and distribution expenses	1,739	1,475	1,380	18%	26%
Amortization of purchased intangible assets	91	92	94	-1%	-3%
Operating income	395	2,539	1,508	-84%	-74%
Adjusted EBITDA	$1,384	$3,538	$2,440	-61%	-43%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

			Change
	Mar 31, 2017	Dec 31, 2016	From year-end
	(unaudited)
ASSETS

Cash and cash equivalents	$5,056	$6,419	-21%
Accounts receivable, net	33,637	32,959	2%
Inventory, net	31,037	28,833	8%
Other current assets	6,280	5,148	22%

Total current assets	76,010	73,359	4%

Property, plant and equipment, net	57,688	57,133	1%
Goodwill, net	16,218	16,097	1%
Purchased intangible assets, net	15,018	15,827	-5%
Other long-term assets	130	139	-6%

Total assets	$165,064	$162,555	2%

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$13,484	$13,260	2%
Accrued anti-dumping duties	3,547	6,550	-46%
Customer advances	2,170	2,619	-17%
Dividend payable	295	290	2%
Accrued income taxes	784	548	43%
Other current liabilities	7,509	7,480	—%

Total current liabilities	27,789	30,747	-10%

Lines of credit	21,925	15,732	39%
Deferred tax liabilities	1,794	1,448	24%
Other long-term liabilities	2,309	2,219	4%
Stockholders' equity	111,247	112,409	-1%

Total liabilities and stockholders' equity	$165,064	$162,555	2%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,020)	$(2,189)	$(413)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation (including capital lease amortization)	1,681	1,732	1,514
Amortization of purchased intangible assets	984	988	999
Amortization of deferred debt issuance costs	299	33	41
Stock-based compensation	571	727	586
Deferred income tax provision (benefit)	346	279	(290)
Gain (loss) on disposal of property, plant and equipment	3	420	(11)
Change in working capital, net	(6,050)	(1,631)	1,379
Net cash (used in) provided by operating activities	(5,186)	359	3,805
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(1,649)	(1,649)	(435)
Proceeds on sale of property, plant and equipment	2	(5)	—
Change in other non-current assets	—	(40)	20
Net cash used in investing activities	(1,647)	(1,694)	(415)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	6,000	1,000	(3,998)
Payments on capital lease obligations	—	—	(2)
Payment of dividends	(290)	(289)	(284)
Payment of deferred debt issuance costs	(106)	—	—
Net proceeds from issuance of common stock	—	132	—
Treasury stock purchases	(222)	(5)	—
Net cash provided by (used in) financing activities	5,382	838	(4,284)
EFFECTS OF EXCHANGE RATES ON CASH	88	(535)	198

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,363)	(1,032)	(696)
CASH AND CASH EQUIVALENTS, beginning of the period	6,419	7,451	6,291
CASH AND CASH EQUIVALENTS, end of the period	$5,056	$6,419	$5,595

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DMC Global

	Three months ended			Change
	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016	Sequential	Year-on-year
Net loss	$(3,020)	$(2,189)	$(413)	38%	430%
Interest expense	506	244	164	107%	49%
Interest income	(1)	(1)	(1)	—%	—%
Income tax provision	630	476	197	32%	142%
Depreciation	1,681	1,732	1,514	-3%	14%
Amortization of purchased intangible assets	984	988	999	—%	-1%

EBITDA	780	1,250	2,460	-38%	-49%
Stock-based compensation	571	727	586	-21%	24%
Other (income), net	(421)	(455)	(32)	-7%	1,322%

Adjusted EBITDA	$930	$1,522	$3,014	-39%	-50%

DynaEnergetics

	Three months ended			Change
	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016	Sequential	Year-on-year
Operating income (loss)	$40	$(2,423)	$920	102%	-96%
Adjustments:
Depreciation	783	825	676	-5%	16%
Amortization of purchased intangibles	893	896	905	—%	-1%

Adjusted EBITDA	$1,716	$(702)	$2,501	344%	-31%

NobelClad

	Three months ended			Change
	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016	Sequential	Year-on-year
Operating income	$395	$2,539	$1,508	-84%	-74%
Adjustments:
Depreciation	898	907	838	-1%	7%
Amortization of purchased intangibles	91	92	94	-1%	-3%

Adjusted EBITDA	$1,384	$3,538	$2,440	-61%	-43%